Exhibit 10.23

AMENDMENT NO. 2 TO

INVESTOR RIGHTS AGREEMENT

This is Amendment No. 2 (this “Amendment”), dated as of September 29, 2013, to the Investor Rights Agreement (the “Agreement”), made as of March 9, 2012, and amended by Amendment No. 1, dated as of May 15, 2013, by and between Stonegate Mortgage Corporation, an Ohio corporation, (the “Company”) and Stonegate Investors Holdings LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

RECITALS

WHEREAS, in connection with the purchase by the Purchaser of shares of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) on March 9, 2012, the Agreement was executed and delivered;

WHEREAS, on May 15, 2013, the Company issued shares of its common stock, $0.01 par value per share (the “Common Stock”) in a private offering (the “Private Offering”) and in connection therewith entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 15, 2013, with FBR Capital Markets & Co.;

WHEREAS, the Purchaser has converted its shares of Series D Preferred Stock into shares of Common Stock in connection with the consummation of the Private Offering and the execution and delivery of Amendment No. 1 to the Agreement; and

WHEREAS, pursuant to Section 5.1 of the Agreement, the parties hereto hereby amend the Agreement as set forth herein;

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 2.1(b)(ii) of the Agreement (Requested Registration) is hereby amended to replace “$10,000,000” with “$15,000,000”.

2. Section 2.3(b)(ii) of the Agreement (Registration on Form S-3 or other Short Form) is hereby amended to replace “$5,000,000” with “$10,000,000”.

3. Section 2.3(b)(iii) of the Agreement (Registration on Form S-3 or other Short Form) is hereby amended and restated in its entirety as follows:

“If, in a given twelve-month period, the Company has consummated three (3) registrations in such period on behalf of Holders of Registrable Securities or the Company has previously effectuated five (5) registrations pursuant to this Section 2.3;”

4. Section 2.12 of the Agreement (Termination of Registration Rights) is hereby amended and restated in its entirety as follows:

“The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock when all shares of Common Stock issuable upon conversion of all of the Registrable Securities of such Holder are sold pursuant to such registration or may immediately be sold without limitation under Rule 144 or other similar applicable law, rule or regulation during any consecutive ninety (90)-day period, and (ii) five (5) years after the closing of the Company’s first Qualified Public Offering; provided, however, that no such termination shall have any effect upon the obligations of the Company in respect of any registration requested prior to the date of such termination.”

8.	Governing Law

This Amendment shall be governed by the internal laws of the State of New York, without regard to principles of conflicts of law.

9.	Entire Agreement

The Agreement, as amended hereby, and the exhibits hereto (when executed) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

10.	Counterparts

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.	Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investor Rights Agreement effective as of the day and year first above written.

STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo
Print name:	James J. Cutillo
Title:	Chief Executive Officer

STONEGATE INVESTORS HOLDINGS LLC

By:	/s/ Kevin Bhatt
Print name:	Kevin Bhatt
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTOR RIGHTS AGREEMENT]